Exhibit 1

ASX Release 24 October 2022 Westpac ’ s Second Half 2022 (2H22) notable items Westpac today announced that its reported net profit and cash earnings in 2H22 will be reduced by $1.3 billion (after tax) due to notable items. The majority of these notable items have been previously disclosed with announced divestments. The notable items after tax for 2H22 include: A loss of $1.1 billion on the sale of Westpac Life Insurance Limited; Expenses and revaluations associated with the sale of Advance Asset Management and successor funds transfer of BT’s personal and corporate superannuation funds; Tax benefits from the sales of our motor vehicle and vendor finance businesses; Expenses and write-downs associated with reducing our corporate and branch footprint; and An increase in provisions for customer refunds, associated costs and litigation costs. The net impact of these notable items on our Common equity Tier 1 capital ratio was a positive 12 basis points. The impact was positive as the completion of the life insurance sale added 17 basis points while the other notable items had a 5 basis point impact. Details of notable items in Second Half 2022 are in Appendix 1 and a summary of line item impacts is in Appendix 2. Segment structure changes in Westpac ’ s FY22 results From 1H22 we changed our segment reporting for our lines of business operating structure. At that time, we updated prior period numbers for 2H21 and these have not changed. We are now providing FY21 data under these segment changes in the same way they will be presented in FY22. This is in Appendix 3. There are no other prior period restatements to the P&L. There has been one restatement to the balance sheet, with a movement in the allocation of intangible items between the Consumer and Business segments. We are scheduled to announce our Full Year 2022 results on Monday, 7 November 2022. For further information: Hayden Cooper Andrew Bowden Group Head of Media Relations General Manager Investor Relations 0402 393 619 0438 284 863 This document has been authorised for release by Tim Hartin, Company Secretary. Level 18, 275 Kent Street Sydney, NSW, 2000

Appendix 1 – Details of items affecting Westpac ’ s 2H22 Financial Results This table details how the notable items will be described in our 2H22 Financial Results. Summary 2H22 Cash earnings ( after tax) Detail Provisions for customer refunds and payments, associated costs and litigation costs $68m reduction Revenue - $17m (pre-tax) Decrease in revenue due to additional remediation provisions related to wealth products and to New Zealand. Expenses - $80m (pre-tax) Additional costs for our Australian customer remediation program; and An increase in litigation costs and provisions. The write- down of assets (incl. goodwill and capitalised software) and costs associated with the consolidation of branches $129m reduction Write-down of assets from a reduction in corporate office space required. Reduced space requirements are from business sales, reduced headcount, and more flexible working. The write-down considers the capitalised value of the remaining term of the lease less likely sublease income, $118m in costs, $82m after tax; and Expenses associated with the accelerated consolidation of branches that has progressed more rapidly than recent years of $66m in costs, $47m after tax. The impact of asset sales and revaluations $1,089m reduction Loss on sale of Westpac Life Insurance Services Limited of $1,112m in non-interest income, $1,120m after tax; Expenses and revaluations associated with assets sales, including of Advance Asset Management and successor funds transfer of BT’s personal and corporate superannuation funds of $125m, $101m after tax; and A tax refund related to the sale of the Group’s motor vehicle dealer finance and novated leasing business and vendor finance businesses.

**Appendix 2 – Summary of 2H22 and FY22 notable items**

| 2H22 ($m) | Consumer | Business | WIB | New Zealand (in $A) | Specialist Businesses | Group Businesses | Total |
|---|---|---|---|---|---|---|---|
| Net interest income | - | - | - | (8) | - | - | (8) |
| Non-interest income | - | - | - | (1) | (1,120) | - | (1,121) |
| Operating expenses | (66) | - | - | - | (150) | (174) | (390) |
| **Core earnings** | **(66)** | **-** | **-** | **(9)** | **(1,270)** | **(174)** | **(1,519)** |
| Income tax benefit/ (expense) | 19 | - | - | 2 | 158 | 54 | **233** |
| NCI | - | - | - | - | - | - | - |
| **Cash earnings** | **(47)** | **-** | **-** | **(7)** | **(1,112)** | **(120)** | **(1,286)** |

| 2H22 ($m) | Provisions for refunds, payments, costs & litigation | Write-down of assets and accelerated branch closure costs | Asset sales and revaluations | Total |
|---|---|---|---|---|
| Net interest income | (8) | - | - | (8) |
| Non-interest income | (9) | - | (1,112) | (1,121) |
| Operating expenses | (80) | (184) | (126) | (390) |
| **Core earnings** | **(97)** | **(184)** | **(1,238)** | **(1,519)** |
| Income tax benefit/(expense) | 29 | 55 | 149 | **233** |
| NCI | - | - | - | - |
| **Cash earnings** | **(68)** | **(129)** | **(1,089)** | **(1,286)** |

| FY22 ($m) | Consumer | Business | WIB | New Zealand (in $A) | Specialist Businesses | Group Businesses | Total |
|---|---|---|---|---|---|---|---|
| Net interest income | - | - | - | (1) | - | - | (1) |
| Non-interest income | - | - | - | 118 | (1,011) | - | (893) |
| Operating expenses | (66) | - | - | - | (365) | (190) | (621) |
| **Core earnings** | **(66)** | **-** | **-** | **117** | **(1,376)** | **(190)** | **(1,515)** |
| Income tax benefit/ (expense) | 19 | - | - | - | 150 | 54 | **223** |
| NCI | - | - | - | - | - | - | - |
| **Cash earnings** | **(47)** | **-** | **-** | **117** | **(1,226)** | **(136)** | **(1,292)** |

| FY22 ($m) | Provisions for refunds, payments, costs & litigation | Write-down of assets and accelerated branch closure costs | Asset sales and revaluations | Total |
|---|---|---|---|---|
| Net interest income | (1) | - | - | (1) |
| Non-interest income | (52) | - | (841) | (893) |
| Operating expenses | (126) | (351) | (144) | (621) |
| **Core earnings** | **(179)** | **(351)** | **(985)** | **(1,515)** |
| Income tax benefit/(expense) | 46 | 68 | 109 | **223** |
| NCI | - | - | - | - |
| **Cash earnings** | **(133)** | **(283)** | **(876)** | **(1,292)** |

## Appendix 3 – Selected comparative disclosures

### 3.1 Consumer and Business Banking

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 5,700 | | | 12,473 | |
| Non-interest income | | 487 | | | 867 | |
| **Net operating income** | | **6,187** | | | **13,340** | |
| Operating expenses | | (3,351) | | | (7,116) | |
| **Core earnings** | | **2,836** | | | **6,224** | |
| Impairment (charges)/benefits | | (131) | | | 609 | |
| **Profit before income tax expense** | | **2,705** | | | **6,833** | |
| Income tax expense and NCI | | (820) | | | (2,049) | |
| **Cash earnings** | | **1,885** | | | **4,784** | |
| Add back notable items | | - | | | 20 | |
| **Cash earnings excluding notable items** | | **1,885** | | | **4,804** | |
| Expense to income ratio | | 54.16% | | | 53.34% | |
| Net interest margin | | 2.29% | | | 2.54% | |

| $bn | As at 30 Sept 2022 | As at 31 March 2022 | % Mov't Sept 22 - Mar 22 | As at 30 Sept 2022 | As at 30 Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| **Customer deposits** | | | | | | |
| Term deposits | | 75.6 | | | 76.5 | |
| Other | | 335.3 | | | 318.5 | |
| **Total customer deposits** | | **410.9** | | | **395.0** | |
| **Net loans** | | | | | | |
| Mortgages | | 458.4 | | | 455.7 | |
| Business | | 82.4 | | | 79.8 | |
| Other | | 9.0 | | | 8.8 | |
| Provisions | | (3.2) | | | (3.2) | |
| **Total net loans** | | **546.6** | | | **541.1** | |
| **Deposit to loan ratio** | | **75.16%** | | | **73.00%** | |
| Total assets | | 561.0 | | | 555.4 | |
| TCE | | 660.6 | | | 653.9 | |
| Average interest earning assets | | 499.9 | | | 490.8 | |
| Average allocated capital | | 33.1 | | | 33.0 | |
| **Credit quality** | | | | | | |
| Impairment charges/(benefits) to average loans | | 0.05% | | | (0.15%) | |
| Total stressed exposures to TCE | | 1.49% | | | 1.74% | |

### 3.1.1 Consumer

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 4,377 | | | 9,486 | |
| Non-interest income | | 324 | | | 518 | |
| **Net operating income** | | **4,701** | | | **10,004** | |
| Operating expenses | | (2,369) | | | (4,898) | |
| **Core earnings** | | **2,332** | | | **5,106** | |
| Impairment (charges)/benefits | | 27 | | | 184 | |
| **Profit before income tax expense** | | **2,359** | | | **5,290** | |
| Income tax expense and NCI | | (713) | | | (1,583) | |
| **Cash earnings** | | **1,646** | | | **3,707** | |
| Add back notable items | | - | | | 105 | |
| **Cash earnings excluding notable items** | | **1,646** | | | **3,812** | |
| | | | | | | |
| Expense to income ratio | | 50.39% | | | 48.96% | |
| Net interest margin | | 2.09% | | | 2.30% | |

| $bn | As at 30 Sept 2022 | As at 31 March 2022 | % Mov't Sept 22 - Mar 22 | As at 30 Sept 2022 | As at 30 Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| **Customer deposits** | | | | | | |
| Term deposits | | 50.5 | | | 50.2 | |
| Other | | 225.7 | | | 216.2 | |
| **Total customer deposits** | | **276.2** | | | **266.4** | |
| **Net loans** | | | | | | |
| Mortgages | | 458.4 | | | 455.7 | |
| Other | | 9.0 | | | 8.8 | |
| Provisions | | (1.7) | | | (1.8) | |
| **Total net loans** | | **465.7** | | | **462.7** | |
| **Deposit to loan ratio** | | **59.30%** | | | **57.58%** | |
| Total assets | | 477.8 | | | 474.8 | |
| TCE | | 554.0 | | | 551.8 | |
| Average interest earning assets | | 420.3 | | | 411.7 | |
| Average allocated capital | | 25.2 | | | 24.8 | |
| **Credit quality** | | | | | | |
| Impairment charges/(benefits) to average loans | | (0.01%) | | | (0.04%) | |
| Mortgage 90+ day delinquencies | | 0.88% | | | 1.07% | |
| Other consumer loans 90+ day delinquencies | | 1.48% | | | 1.60% | |
| Total stressed exposures to TCE | | 0.81% | | | 0.98% | |

### 3.1.2 Business

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 1,323 | | | 2,987 | |
| Non-interest income | | 163 | | | 349 | |
| **Net operating income** | | **1,486** | | | **3,336** | |
| Operating expenses | | (982) | | | (2,218) | |
| **Core earnings** | | **504** | | | **1,118** | |
| Impairment (charges)/benefits | | (158) | | | 425 | |
| **Profit before income tax expense** | | **346** | | | **1,543** | |
| Income tax expense and NCI | | (107) | | | (466) | |
| **Cash earnings** | | **239** | | | **1,077** | |
| Add back notable items | | - | | | (85) | |
| **Cash earnings excluding notable items** | | **239** | | | **992** | |
| | | | | | | |
| Expense to income ratio | | 66.08% | | | 66.49% | |
| Net interest margin | | 3.33% | | | 3.78% | |

| $bn | As at 30 Sept 2022 | As at 31 March 2022 | % Mov't Sept 22 - Mar 22 | As at 30 Sept 2022 | As at 30 Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| **Customer deposits** | | | | | | |
| Term deposits | | 25.1 | | | 26.3 | |
| Other | | 109.6 | | | 102.3 | |
| **Total customer deposits** | | **134.7** | | | **128.6** | |
| **Net loans** | | | | | | |
| Loans | | 82.4 | | | 79.8 | |
| Provisions | | (1.5) | | | (1.4) | |
| **Total net loans** | | **80.9** | | | **78.4** | |
| **Deposit to loan ratio** | | **166.42%** | | | **164.00%** | |
| Total assets | | 83.2 | | | 80.6 | |
| TCE | | 106.6 | | | 102.1 | |
| Average interest earning assets | | 79.6 | | | 79.1 | |
| Average allocated capital | | 7.9 | | | 8.2 | |
| **Credit quality** | | | | | | |
| Impairment charges/(benefits) to average loans | | 0.40% | | | (0.80%) | |
| Impaired exposures to TCE | | 0.60% | | | 0.72% | |
| Total stressed exposures to TCE | | 5.07% | | | 5.90% | |

## 3.2 Westpac Institutional Bank (WIB)

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 481 | | | 925 | |
| Non-interest income | | 588 | | | 1,313 | |
| **Net operating income** | | **1,069** | | | **2,238** | |
| Operating expenses | | (577) | | | (2,595) | |
| **Core earnings** | | **492** | | | **(357)** | |
| Impairment (charges)/benefits | | (58) | | | (162) | |
| **Profit before income tax expense** | | **434** | | | **(519)** | |
| Income tax expense and NCI | | (128) | | | (14) | |
| **Cash earnings** | | **306** | | | **(533)** | |
| Add back notable items | | - | | | 991 | |
| **Cash earnings excluding notable items** | | **306** | | | **458** | |
| Expense to income ratio | | 53.98% | | | 115.95% | |
| Net interest margin | | 1.17% | | | 1.25% | |

| $bn | As at 30 Sept 2022 | As at 31 March 2022 | % Mov't Sept 22 - Mar 22 | As at 30 Sept 2022 | As at 30 Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Customer deposits | | 104.7 | | | 99.3 | |
| **Net loans** | | | | | | |
| Loans | | 74.3 | | | 68.3 | |
| Provisions | | (0.3) | | | (0.6) | |
| **Total net loans** | | **74.0** | | | **67.7** | |
| **Deposit to loan ratio** | | **141.53%** | | | **146.64%** | |
| Total assets | | 94.0 | | | 82.8 | |
| TCE | | 190.8 | | | 179.7 | |
| Average interest earning assets | | 82.6 | | | 73.9 | |
| Average allocated capital | | 7.7 | | | 7.8 | |
| **Credit quality** | | | | | | |
| Impairment charges to average loans | | 0.16% | | | 0.25% | |
| Impaired exposures to TCE | | 0.14% | | | 0.29% | |
| Total stressed exposures to TCE | | 0.20% | | | 0.64% | |

## Revenue Contribution

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Lending and deposit revenue | | 710 | | | 1,315 | |
| Markets, sales and fee income | | 417 | | | 823 | |
| **Total customer revenue** | | **1,127** | | | **2,138** | |
| Derivative valuation adjustments | | (29) | | | 97 | |
| Trading revenue | | 34 | | | 100 | |
| Other | | (63) | | | (97) | |
| **Total WIB revenue** | | **1,069** | | | **2,238** | |

### 3.4 Specialist Businesses (SB)

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 242 | | | 494 | |
| Non-interest income | | 550 | | | 1,455 | |
| **Net operating income** | | **792** | | | **1,949** | |
| Operating expenses | | (584) | | | (1,478) | |
| **Core earnings** | | **208** | | | **471** | |
| Impairment (charges)/benefits | | 38 | | | 66 | |
| **Profit before income tax expense** | | **246** | | | **537** | |
| Income tax expense and NCI | | (114) | | | (375) | |
| **Cash earnings** | | **132** | | | **162** | |
| Add back notable items | | 114 | | | 540 | |
| **Cash earnings excluding notable items** | | **246** | | | **702** | |
| | | | | | | |
| Expense to income ratio | | 73.74% | | | 75.83% | |
| Net interest margin | | 3.45% | | | 3.10% | |

| $bn | As at 30 Sept 2022 | As at 31 March 2022 | % Mov't Sept 22 - Mar 22 | As at 30 Sept 2022 | As at 30 Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Deposits | | 8.4 | | | 8.7 | |
| **Net loans** | | | | | | |
| Loans | | 12.0 | | | 14.0 | |
| Provisions | | (0.3) | | | (0.4) | |
| **Total net loans** | | **11.7** | | | **13.6** | |
| **Deposit to loan ratio** | | **71.29%** | | | **64.46%** | |
| Total funds | | 222.9 | | | 227.4 | |
| TCE | | 15.4 | | | 18.1 | |
| Average interest earning assets | | 14.1 | | | 15.9 | |
| Average allocated capital | | 4.1 | | | 4.6 | |
| Average funds | | 224.9 | | | 214.6 | |
| **Credit quality** | | | | | | |
| Auto finance 90 day+ delinquencies | | 2.00% | | | 1.97% | |
| Total stressed exposures to TCE | | 6.98% | | | 6.41% | |

### 3.5 Group Businesses

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 564 | | | 835 | |
| Non-interest income | | 36 | | | 366 | |
| **Net operating income** | | **600** | | | **1,201** | |
| Operating expenses | | (320) | | | (1,032) | |
| **Core earnings** | | **280** | | | **169** | |
| Impairment (charges)/benefits | | 3 | | | (2) | |
| **Profit before income tax expense** | | **283** | | | **167** | |
| Income tax expense and NCI | | (108) | | | (178) | |
| **Cash earnings** | | **175** | | | **(11)** | |
| Add back notable items | | 16 | | | (2) | |
| **Cash earnings excluding notable items** | | **191** | | | **(13)** | |

## Treasury

| $m | Half Year Sept 2022 | Half Year March 2022 | % Mov't Sept 22 - Mar 22 | Full Year Sept 2022 | Full Year Sept 2021 | % Mov't Sept 22 - Sept 21 |
|---|---|---|---|---|---|---|
| Net interest income | | 554 | | | 838 | |
| Non-interest income | | 12 | | | 8 | |
| **Net operating income** | | **566** | | | **846** | |
| **Cash earnings** | | **368** | | | **521** | |